EXHIBIT 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 12, 2009, by and among Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Issuer”), 10X Fund, L.P., a Delaware limited partnership, or its registered successors and assigns (the “Holder”).

WHEREAS, pursuant to the terms of a Securities Purchase Agreement, dated as of the date hereof, by and among the Issuer and the Holder (the “Purchase Agreement”), the Issuer has agreed to issue to the Holder an aggregate of (a) 900,000 shares of unregistered Series B-1 Convertible Preferred Stock, par value $0.01 per share, of the Issuer (the “Series B-1 Preferred”), and (b) up to 2,100,000 shares of unregistered Series B-2 Convertible Preferred Stock, par value $0.01 per share, of the Issuer (the “Series B-2 Preferred,” and collectively with the Series B-1 Preferred, the “Preferred Shares”), which are each convertible into a number of shares of the common stock, $0.001 par value per share (the “Common Stock”), of the Issuer on a basis set forth in the certificate of designation for the Preferred Shares (the “Conversion Shares”);

WHEREAS, under certain circumstances, the Issuer has the right to pay dividends that accrue on the Preferred Shares in shares of Common Stock (the “Dividend Shares”);

WHEREAS, pursuant to the terms of the Purchase Agreement, Holder will also receive (a) (i) two Class A-1 Warrants (the “A-1 Warrant”) to purchase one share of Common Stock at an exercise price of $0.50 per share for each Preferred Share, (ii) two Class A-2 Warrants (the “A-2 Warrant”) exercisable to purchase one share of Common Stock at an exercise price of $0.50 per share for each Preferred Share, and (iii) eight Class B Warrants (the “B Warrant”), each of which is exercisable to purchase one share of Common Stock at a purchase price of $0.50 per share for each Preferred Share (collectively, the “Warrants”, and the shares of Common Stock issuable thereunder, the “Warrant Shares”);

WHEREAS, it is a condition to the terms of the transactions contemplated by the Purchase Agreement and the Warrants that the Issuer and the Holder execute this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions

As used in this Agreement:

(a) “Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

(b) the terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

(c) the term “Registrable Securities” means the Conversion Shares, the Dividend Shares and the Warrant Shares;

(d) “Registration Expenses” shall mean all expenses incurred by the Issuer in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Issuer, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Issuer, which shall be paid in any event by the Issuer), and reasonable fees and expenses of one counsel to the Holders;

(e) “Registration Statement” means a registration statement under the Securities Act, on Form S-1 or such other form promulgated thereunder, together with such other registrations and filings under other securities laws that are customary with respect to a public offering of securities.

(f) “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

(g) “SEC” shall mean the Securities and Exchange Commission.

(h) “Securities Act” shall mean the Securities Act of 1933, as amended.

(i) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities of the Holder and any fees and disbursements of counsel to the Holder which are not Registration Expenses.

Section 2. Registration

As soon as reasonably practicable following the Final Purchase Date (as defined in the Purchase Agreement), the Issuer shall use its commercially reasonable best efforts to take all steps necessary to effect the registration of the Registrable Securities contemplated hereby including, without limitation:

(a) prepare and file a Registration Statement with the SEC to register the Registrable Securities, and use commercially reasonable efforts, including filing any amendments to such registration statement in response to comments of the staff of the SEC, to have such registration statement declared effective by the SEC as soon as reasonably possible and remain effective for a period of ninety (90) days or until all of the Registrable Securities have been disposed of;

(b) furnish, at least five business days before filing a Registration Statement that registers such Registrable Securities, a prospectus relating thereto and any amendments or supplements relating to such Registration Statement or prospectus, to counsel selected by the Holder (the “Holder’s Counsel”), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Holder’s Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) notify Holder’s Counsel in writing (i) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such Registration Statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(d) use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holder; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its By-laws or Articles of Incorporation which the Company’s Board of Directors determines to be contrary to the best interests of the Company or to modify any of its contractual relationships then existing;

(e) furnish to the Holder such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

(f) without limiting subsection (d) above, use its commercially reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of the Registrable Securities;

(g) notify the Holder on a timely basis at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in subsection (a) above, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Holder, prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the Holder any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Holder or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the Holder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential.

(i) use its commercially reasonable best efforts to obtain from (i) its independent certified public accountants, “cold comfort” letters, and (ii) its counsel, an opinion or opinions, each in customary form and at customary times;

(j) list such Registrable Securities on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for quotation on the automated quotation system of the NASDAQ, National Market System or such other national securities exchange as the Holder shall reasonably request; and

(k) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to the Holder, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

The Holder must timely deliver to the Issuer a duly completed and signed Selling Securityholder Notice and Questionnaire in the form of Annex A hereto.

Section 3. Expenses of Registration

All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Issuer, and any and all Selling Expenses of the Holder shall be borne by the Holder.

Section 4. Indemnification

(a) The Issuer will indemnify each Holder and each of its officers and directors, as applicable, with respect to each registration which has been effected pursuant to this Agreement,

and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Issuer of the Securities Act or any rule or regulation thereunder applicable to the Issuer and relating to action or inaction required of the Issuer in connection with any such registration, qualification or compliance, and will reimburse each Holder and its directors and officers, as applicable, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Issuer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Issuer by a Holder or underwriter or any person who controls any underwriter.

(b) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Issuer, each of its directors and officers and each underwriter, if any, of the Issuer’s securities covered by such a registration statement, each person who controls the Issuer or such underwriter, each other stockholder of the Issuer participating in such registration, and each of their respective officers, directors, and partners, and each person controlling such other stockholder, in each case, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Issuer and such other Holder, directors, officers, members, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Issuer by such Holder.

(c) Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing and subject to Section 4(g) hereof, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by, inter alia, the Holder in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(f) The foregoing indemnity agreement of the Issuer and the Holder is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(g) Notwithstanding any provision of this Agreement or in any underwriting agreement contemplated hereby, in accordance with Section 17(i) if the Investment Company Act of 1940, as amended, any provision in an underwriting agreement to be entered into in connection with the registration of Shares pursuant to this Agreement which protects or purports to protect the underwriter or underwriters against any liability to the Issuer or its security Holder to which such underwriter(s) would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of such underwriter(s) reckless disregard of their obligations and duties under the underwriting agreement shall be expressly made inapplicable to the Issuer.

Section 5. Information by the Holder

Each Holder shall furnish to the Issuer such information regarding such Holder and the distribution proposed by such Holder as the Issuer may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 6. Rule 144 Reporting

With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Issuer agrees to, in addition to any and all of its other obligations under this Agreement:

(a) make and keep public information available as those terms are understood and defined in Rule 144 at all times;

(b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and

(c) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Issuer, and such other reports and documents so filed as the Holder may reasonably request and as is necessary for the Holder to avail itself of any rule or regulation of the SEC allowing the Holder to sell any of such securities without registration.

Section 7. Market Stand-off Agreement

The Holder agrees, if requested by the Issuer and an underwriter of the Common Stock (or other securities) of the Issuer, not to sell or otherwise transfer or dispose of any Common Stock (or other securities of the Issuer) held by the Holder during the 90-day period following the effective date of a registration statement of the Issuer filed under the Securities Act; provided, however, that the Issuer shall not make such a request unless all similarly situated selling securityholders (regardless of the number of shares owned) are to be restricted in the same manner (including duration and nature of transfer restrictions) without discrimination and the Issuer accompanies such request with an officer’s certificate identifying the other securityholders to be bound by such an agreement. If requested by the underwriters, the Holder shall execute a separate agreement to the foregoing effect. The Issuer may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 7 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

Section 8. Miscellaneous

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State without regard to principles of conflicts of law.

(b) Paragraph and Section Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(c) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (iii) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (iv) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Holder and to the Issuer at the addresses indicated below:

If to the Holder:	10X Fund, L.P. c/o 10X Capital Management, LLC 1099 Forrest Lake Terrace Niceville, Florida 32578 Attn: Rod Martin

With a copy to:	Investment Law Group of Gillett, Mottern & Walker, LLP
(which shall not constitute notice)	1230 Peachtree Street, N.E., Suite 2445
Atlanta, Georgia 30309
Attention: Robert J. Mottern, Esq.
Fax: (404) 607-6942

If to the Issuer:	Pro-Pharmaceuticals, Inc.
7 Wells Avenue
Newton, Massachusetts 02459
Attn: Anthony D. Squeglia, Chief Financial Officer
Fax.: (617) 928-3450

With a copy to:	Greenberg Traurig, LLP
(which shall not constitute notice)	1 International Place
Boston, MA 02110
Attention: Jonathan C. Guest, Esq.
Fax.: (617) 897-0966

or to such other address as a party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

(d) Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by each of the parties hereto.

(e) Assignment. Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by either party hereto except with the prior written consent of the other party hereto; provided, however, that the Holder may assign or delegate its rights, duties and obligations hereunder to any transferee of the Holder’s Registrable Securities who agrees in writing to become bound by the terms and conditions of this Agreement, so long as such assignment or delegation is not in violation of any applicable law or regulation.

(f) Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

(g) Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above mentioned.

ISSUER:

PRO-PHARMACEUTICALS, INC., a Nevada corporation

By:	/s/ Anthony Squeglia
Name:	Anthony Squeglia
Title:	Chief Financial Officer

HOLDER:

10X FUND, L.P., a Delaware limited partnership

By:	10X Capital Management, LLC, a Florida limited liability company, its general partner

By:	/s/ Rod Martin
Name:	Rod D. Martin
Title:	Managing Member